EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in this Registration Statement on Form S-8 of our report dated May 30, 2012 with respect to the audited balance sheet of Biostem US, Corporation as of February 29, 2012 and 2011, and the related statement of operations, stockholders’ equity (deficit) and cash flows for the years then ended.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP
MaloneBailey, LLP
www.malone−bailey.com
Houston, Texas

January 24, 2013